Filed Pursuant to Rule 433 of the

Securities Act of 1933, as amended

Registration Statement No. 333-192476

Free Writing Prospectus dated February 13, 2014

Fantex, Inc.

Beginning on February 7, 2014, interviews with Fantex, Inc. Chief Executive Officer, Cornell “Buck” French were broadcast, either live or taped, in part or in whole, and via radio, television or the internet by each of 670 WSCR, News Radio 850 KOA, KVVU-TV, Comcast SportsNet Chicago, and WZOH-FM The Game (collectively, the “Broadcasts”). Each of the Broadcasts reference an initial public offering (the “Offering”) of the Fantex Series Vernon Davis Convertible Tracking Stock (“Fantex Series Vernon Davis”) of Fantex, Inc. (referred to in this filing as “we,” “us” or the “Company”), which Offering is covered by the Registration Statement on Form S-1 (File No. 333-192476), as amended (the “Registration Statement”), that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Broadcasts contain certain statements made by Cornell “Buck” French, the Chief Executive Officer of the Company. However, and as described further below under “Corrections and Clarifications, “ the Broadcasts contains certain factual inaccuracies and inconsistencies with the information contained in the Registration Statement.

The broadcast transcript attached as Annex A was originally broadcast by 670 WSCR on February 7, 2014 (the “WSCR Broadcast”); the broadcast transcript attached as Annex B was originally broadcast by News Radio 850 KOA on February 7, 2014 (the “KOA Broadcast”); the broadcast transcript attached as Annex C was originally broadcast by KVVU-TV on February 9, 2014 (the “KVVU Broadcast”); the broadcast transcript attached as Annex D was originally broadcast by Comcast SportsNet Chicago on February 9, 2014 (the “Comcast Broadcast”); and the broadcast transcript attached as Annex E was originally broadcast by WZOH-FM The Game on February 10, 2014 (the “WZOH Broadcast”).

The Broadcasts were not prepared by or reviewed by the Company or any other offering participant prior to their publication. The publishers of the Broadcasts are not affiliated with the Company. The Company made no payment and gave no consideration to the publishers in connection with the Broadcasts or any other Broadcasts by the publishers concerning the Company. With the exception of statements of Mr. French or derived from the Company’s Registration Statement, the Broadcasts represented the broadcasters’ opinions and the opinions of others, which are not endorsed or adopted by the Company or any other offering participant.

You should consider statements in the Broadcasts or contained herein only after carefully evaluating all of the information in the Company’s Registration Statement and the other documents incorporated by reference into such Registration Statement.

Corrections and Clarifications

For purposes of correction and clarification, the Company notes the following:

WSCR Broadcast

•                  During the WSCR Broadcast, co-hosts Mike Mulligan and Brian Hanley state that, “you can now buy an IPO on a professional athlete,” and refer to “buying IPOs on professional athletes,” and to “Derek Rose IPO stock.” Holders of shares of the Company’s tracking stock will have no direct investment in the associated athlete, brand or brand contract, and in the case of Fantex Series Vernon Davis, in Vernon Davis, his brand or the Brand Agreement effective as of October 30, 2013, by and between Vernon Davis, The Duke Marketing LLC and the Company (the “Brand Contract”). An investment in a tracking stock will represent an ownership interest in the Company. The Company is offering a tracking stock that is intended to track and reflect the separate economic performance of the Vernon Davis brand.

•                  During the WSCR Broadcast, Mr. French states, “we’ve registered a security with the SEC to sell to the general public,” “you can actually go to a website, Fantex.com, and actually get shares [of Fantex Series Vernon Davis],” and that “in order to raise that capital to pay Vernon that $4 million, we created this security that the general public now can participate in the IPO,” and Mr. French refers to “the stock that we’re offering at Fantex.com right now.” In addition, during the WSCR Broadcast co-host Mike Mulligan questions, “If Vernon Davis, for example signs a big-time contract in the next couple years, and I think that’s about the peak of his brand, can I sell at that point?” Mr. French responds, “You know, buying and selling in any marketplace is dependent on if there’s someone else on the other side of the transaction, so if someone’s willing to buy it when you’re willing to sell it, absolutely.” The Company has filed a registration statement relating to the shares of Fantex Series Vernon Davis with the SEC, but the registration statement has not yet become effective. Once the registration statement is effective, Fantex Brokerage Services LLC (“FBS”) will send an electronic notice informing potential investors that the registration statement is effective and that FBS may accept reservations in as little as three days. Until such reservations are accepted by FBS, investors will not hold any shares of Fantex Series Vernon Davis and will not be able to trade shares linked to the economic performance and value of the Brand Contract until the consummation of the Offering

•                  During the WSCR Broadcast, co-host Mike Mulligan states, “it’s $4 million that you’ve paid Vernon Davis, and so to get your investment back you’re selling the Vernon Davis brand here.” The Company has entered into the Brand Contract with Vernon Davis and his affiliated company, The Duke Marketing LLC. Under the terms of the contract, the Company would acquire for $4 million a 10% interest in the brand income, as defined in the Brand Contract, of Vernon Davis, contingent upon Fantex, Inc. obtaining financing to pay the purchase price to Vernon Davis. The Company intends to finance the purchase price through the Offering of 421,100 shares of Fantex Series Vernon Davis and no payments have been, or will be, made to Vernon Davis until the completion of this Offering.

•                  During the WSCR Broadcast, Mr. French states that, “in the future, we’ll offer other tracking stocks that’ll be linked to other contracts with professional athletes and one day entertainers.” The Company intends to enter into additional brand contracts in the future with other individuals with the potential to generate significant brand income. As of January 17, 2014 the Company has no current commitments to enter into another brand contract other than the Brand Contract with Vernon Davis and the brand contract with Arian Foster, effective February 28, 2013, as amended.

KOA Broadcast

•                  During the KOA Broadcast, co-host Dave Logan states that Fantex, Inc. will allow potential investors to, “invest in a player—invest in someone who you think their stock is going up in the world of sports,” and refers to “the upside to Vernon Davis.” Holders of shares of the Company’s tracking stock will have no direct investment in the associated athlete, brand or brand contract, and in the case of Fantex Series Vernon Davis, in Vernon Davis, his brand or the Brand Contract. An investment in a tracking stock will represent an ownership interest in the Company. The Company is offering a tracking stock that is intended to track and reflect the separate economic performance of the Vernon Davis brand.

•                  During the KOA Broadcast, Mr. French states, “we’ve registered a security with the SEC to sell to the general public the stock that we’re offering at Fantex dot com right now.” In addition, in response to questioning as to when shares of Fantex Series Vernon Davis will become available to buy and sell, Mr. French answers “today.” The Company has filed a registration statement relating to the shares of Fantex Series Vernon Davis with the SEC, but the registration statement has not yet become effective. Once the registration statement is effective, FBS will send an electronic notice informing potential investors that the registration statement is effective and that FBS may accept reservations in as little as three days. Until such reservations are accepted by FBS, investors will not hold any shares of Fantex Series Vernon Davis and will not be able to trade shares linked to the economic performance and value of the Brand Contract until the consummation of the Offering

•                  During the KOA Broadcast, co-host Dave Logan questions, “So, what does Vernon Davis get in exchange for giving you 10 percent of his future earnings?” Mr. French responds, “So, he receives 4 million dollars today for giving us the right, or selling us the right, I should say, for 10 percent of his future income stream.” The Company has entered into the Brand Contract with Vernon Davis and his affiliated company, The Duke Marketing LLC. Under the terms of the contract, the Company would acquire for $4 million a 10% interest in the brand income, as defined in the Brand Contract, of Vernon Davis, contingent upon Fantex, Inc. obtaining financing to pay the purchase price to Vernon Davis.  The Company intends to finance the purchase price through the Offering of 421,100 shares of Fantex Series Vernon Davis and no payments have been, or will be, made to Vernon Davis until the completion of this Offering.

•                  During the KOA Broadcast, co-host Dave Logan questions, “So, in essence—well let me ask you, do you, in essence, become this players’ agent, for lack of better term—you obviously want to grow his brand because you stand, you know, from an economic stand point, you stand to do quite well if that brand grows.” Mr. French responds, “Correct.” The Company clarifies that it is accurate to note that the it may benefit from an increase in the Vernon Davis brand income, if any. The Company, however, is not currently, and has no current intention to become, an agent of Mr. Davis.

•                  During the KOA Broadcast, Mr. French states, “if you’re eighteen years or older here in Denver you can go and actually reserve your shares in the initial public offering.” All Fantex investors must be age 18 or older with a physical address in the U.S. or its territories. Additional investment restrictions apply based on state of residence and annual gross income or net worth. A more detailed description of the qualification process is available in the Registration Statement. Residents of any state in which registration and other legal requirements have not been fulfilled are not eligible to participate in the Offering of Fantex Series Vernon Davis.

KVVU Broadcast

•                  During the KVVU Broadcast, host Jon Castagnino states that, “[Fantex, Inc.] has started selling stock in players,” and refers to “shares of Vernon [Davis].” Holders of shares of the Company’s tracking stock will have no direct investment in the associated athlete, brand or brand contract, and in the case of Fantex Series Vernon Davis, in Vernon Davis, his brand or the Brand Contract. An investment in a tracking stock will represent an ownership interest in the Company. The Company is offering a tracking stock that is intended to track and reflect the separate economic performance of the Vernon Davis brand.

•                  During the KVVU Broadcast, host Jon Castagnino states that, “[Fantex, Inc. has] signed a contract with 49ers’ tight-end Vernon Davis… to sell 421,000 shares of Vernon to the public at ten dollars apiece.” The Company has entered into a Brand Contract with Vernon Davis and his affiliated company, The Duke Marketing LLC. Under the terms of the contract, the Company would acquire for $4 million a 10% interest in the brand income, as defined in the Brand Contract, of Vernon Davis, contingent upon Fantex, Inc. obtaining financing to pay the purchase price to Vernon Davis.

•                  During the KVVU Broadcast, host Jon Castagnino states that, “The company will use [the proceeds from the sale of the shares of Fantex Series Vernon Davis] to build a brand around Vernon, expanding him to the point where he makes so much money that the public gets a return on their investment.” $4 million of the net proceeds of the Offering will be used to pay to Vernon Davis the purchase price for the 10% interest in Vernon Davis’ brand income, as defined under the Brand Contract. A more detailed description of the Company’s expected use of proceeds from the Offering is available in the Registration Statement. The value of the tracking stock would depend upon many factors, including those discussed under the section entitled “Risk Factors” and elsewhere in the Registration Statement

Comcast Broadcast

•                  During the Comcast Broadcast, host Ryan McGuffey states, “[Vernon Davis] is in the midst a six-year 42.5 million dollar deal—where 23 of that is guaranteed.” None of the payments remaining under Vernon Davis’s contract with the San Francisco Forty Niners are guaranteed through the remainder of that contract.

•                  During the Comcast Broadcast, Mr. French states, “as [Vernon Davis] generates more income through the NFL, that accrues value for the shareholders of the Fantex-Vernon Davis series.” The value of the tracking stock would depend upon many factors, including those discussed under the section entitled “Risk Factors” and elsewhere in the Registration Statement.

WZOH Broadcast

•                  During the WZOH Broadcast, Mr. French states, “[The Offering of Fantex Series Vernon Davis is] the first time that the general public has a chance to fully participate in an initial public offering,” and that, “this initial public offering is available to anyone who’s eighteen years or older that qualifies in their state.” It was Mr. French’s intention to promote the fact that the Offering of Fantex Series Vernon Davis is unlike a traditional initial public offering in that it is open to retail investors. Potential investors 18 years or older with a physical address in the U.S. or its territories are welcome to participate in the Offering, subject to additional investment restrictions that may apply based on state of residence and annual gross income or net worth. A more detailed description of the qualification process is available in the Registration Statement. Residents of any state in which registration and other legal requirements have not been fulfilled are not eligible to participate in the Offering of Fantex Series Vernon Davis.

•                  During the WZOH Broadcast, Mr. French states, “[Fantex Series Vernon Davis is] a registered security.” The Company has filed a registration statement relating to the shares of Fantex Series Vernon Davis with the SEC, but the registration statement has not yet become effective.

Forward-Looking Statements

This free writing prospectus contains forward-looking statements. Forward-looking statements reflect the Company’s current views with respect to, among other things, future events and performance. These statements may discuss the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, expectations regarding the commencement or completion of the offering, future brand income under the Company’s brand contract with Mr. Davis, longevity of Mr. Davis’s career, the ability to contribute to Vernon Davis’s efforts to build brand value, the attribution policies with respect to the Company’s series of common stock, results of operations, expectations for the use of the net proceeds from the Offering, financial condition, liquidity, prospects, growth and strategies, plans, market opportunities and the trends that may affect the Company or Vernon Davis. The Company generally identifies forward-looking statements by words such as “forecast,” “intend,” “believe,” “continue,” “may,” “might,” “will,” “would,” “should,” “could,” “help,” “help build,” “do better,” “grow,” “likely” or the negative version of these words or comparable words. Forward-looking statements are based on beliefs and assumptions made by management using currently available information. These statements are only predictions and are not guarantees of future performance, actions or events. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying beliefs and assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. This investment is complex, risky and speculative. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. This is not an offer to sell, nor a solicitation of an offer to buy, to residents of any state in which registration and other legal requirements have not been fulfilled.

Annex A

Transcript of the 670 WSCR Broadcast with Mike Mulligan and Brian Hanley

MEDIA:	Radio
STATION:	WSCR
MARKET:	CH: Chicago IL
SHOW:	Mully & Hanley
SUBJECT:	Fantex, Buck French

Mike Mulligan :

Wow. Take that, 401K.

Brian Hanley:

Mully and Hanley, Chicago sports radio 670 The Score, that is Gordon Gekko, I believe, right?

Mike Mulligan :

Yeah.

Brian Hanley:

Or Michael Douglas portraying him. And that is not meant as an insult to our next guest, but apparently it could be taken as such and we [inaudible] Buck French joins on the Home Run Pizza Hotline, the all-natural pizza choice for an all-natural you. And Buck is the CEO of Fantex, Inc. and you can now buy an IPO on a professional athlete. Good morning, Buck, how are you?

Buck French, Fantex CEO:

Good, how are you guys doing?

Brian Hanley:

Very good. Well, I’m feeling rather greedy, for some reason. And I don’t know why. That is interesting—

French:

I would have used—it’s a little frisky, maybe, or what have you but, wow. Glad to join you guys.

Brian Hanley:

Well, this is a fascinating idea, that has just—I mean this is really the beginning of it, right? Fantex is one of the first operations of its sort. Can you explain to us, Buck, exactly how and how this works, in terms of buying IPOs on professional athletes.

French:

Sure, so as you’ve mentioned, we’ve registered a security with the SEC to sell to the general public. The stock that we’re offering at Fantex.com right now is linked to the value and the performance of the brand of Pro Bowl tight end Vernon Davis of the San Francisco 49ers. So yep, this is the first time, at least that we’re aware of, that you can actually go to a website, Fantex.com, and actually get shares that are linked to the value and performance of a professional athlete.

Mike Mulligan :

And Buck, what does that mean exactly, because people hear IPO and—which seems very successful, whether it’s Twitter or Google, or whatever, people want to be on the ground floor of the next big thing and we’ve seen IPOs triple on the first day of offering and everything else, but they’re not all winners and the brand of Vernon Davis, what does that mean exactly? What am I investing in if I buy what was initially—what, ten dollars a share?

French:

Correct, it’s ten dollars a share. So we signed a contract with Vernon Davis to acquire 10% of all his brand’s future income flow. So, his current NFL playing contract, future NFL playing contract, his endorsements, appearance fees, if he becomes a broadcaster in his post-career after he stops playing, so all of that makes up his brand income, which we’ve acquired a 10% interest in, in exchange for $4 million. And in order to raise that capital to pay Vernon that $4 million, we created this security that the general public now can participate in the IPO.

Brian Hanley:

You know what’s fascinating about this is where it ends up. I mean, do we eventually get to a point where athletes across the board are traded and used as a viable commodity?

French:

You know, our goal is to have multiple athletes across the world of sports on the platform, and ultimately one day you could see where the brand of these athletes are traded in a marketplace like you see corporate stocks traded on the NASDAQ or the New York Stock Exchange.

Mike Mulligan :

And just reading the information you’ve provided for us, Vernon Davis initially, but you’re going to do—you’re going to pursue other athletes, and so eventually, you’re buying shares of Fantex, but your bottom line will be involved with any number of athletes, right?

French:

So you are buying Fantex, Inc. stock, but the security that you’re potentially buying if you’re interested, is linked to the specific contract of the athlete we’re working with. So in this instance, we’re offering Fantex Vernon Davis tracking stock, so that security’s value is linked to the value and performance specifically of the Vernon Davis brand. And in the future, we’ll offer other tracking stocks that’ll be linked to other contracts with professional athletes and one day entertainers. Which brand do you want to be connected to?

Brian Hanley:

Why Vernon Davis? Why start with Vernon?

French:

Yeah, so Vernon Davis is a multi-dimensional individual. You know, he’s obviously a Pro Bowl tight end for the 49ers, but beyond that, he has interest and capabilities that are much more than just being a professional athlete, that we believe are great core foundations to build a brand on that has post-career potential to continue to generate brand income. And that’s the type of individual we look for.

Mike Mulligan :

You’ve mentioned that it’s $4 million that you’ve paid Vernon Davis, and so to get your investment back you’re selling the Vernon Davis brand here, and when he goes to sign a new contract with the Niners or whatever team in the future, do you have any say in those negotiations? Because now, part of your earnings, it’s just as a board of trustees or whatever, you have to kind of have a fiduciary duty to your stockholders. How does that get separated?

French:

Yeah, so we absolutely have a fiduciary responsibility to anyone who buys the security. From the Vernon Davis side, he’s the CEO of his own brand, he still retains 90% of his income stream, so we don’t have a say, we can provide advice, but we don’t have a final say on what decisions he makes that are tied to his brand.

Brian Hanley:

Is it 10% of the net or the gross?

French:

It’s 10% of the gross.

Brian Hanley:

I guess, you know, what fascinates me, Buck, is, to me when you talk about volatility in the market, there is no more volatile market than the NFL, because of the injury issues that seemingly would not be a part, or wouldn’t be as major a part, of some other professional sports. I mean, as we have seen, repeatedly, luck comes into play with injuries with professional players. I mean sometimes, guys can go through a career and never miss a game, as Derrick Brooks did, and just made the Hall of Fame. And there were other guys that can’t seem to get on the field. And certainly the tight end position, I understand that Vernon is a speed guy and doesn’t just get caught up in the line of scrimmage or across the middle, but that is a very—it’s a high injury-rate position, generally speaking, in the NFL. You’re blocking guys that are sometimes bigger than you. You’re being defended by guys that are—not Vernon Davis, maybe, but linebackers and harder hitters. How do you balance that? That the idea that one sport could be more dangerous than another?

French:

So, sure. So that’s—when we value the brand, we absolutely take durability and injury history into account. So we’ve created, basically we’ve built a statistical regression model that allows us to assess all the tight ends from 1990 to 2010 who were drafted and retired in order to predict a career length for Vernon based on specific attributes that are key indicators of career length. And then we run—in order, again, to get the valuation to $40 million, we run a discounted cash flow analysis, so we discount his future cash flow potential in order to adjust for the risk you’re mentioning, say injury. So there’s two really key components when we look at how we value these brands to adjust for beyond just the risk of injury—other risks, and one of them is the attributes that determine career length, and then the second component is the discount rate that we apply to the future cash flow streams in order to compensate for risk.

Mike Mulligan :

You know, it’s interesting, Buck, because if you expand into the NBA, people—if they were holding D-Rose, Derek Rose IPO stock or whatever, they got into the ground floor, they’d get a little nervous right now because they’re not sure, the second injury, where that brand’s going. Everyone wants to buy low, sell high. If Vernon Davis, for examples signs a big-time contract in the next couple years, and I think that’s about the peak of his brand, can I sell at that point?

French:

You know, buying and selling in any marketplace is dependent on if there’s someone else on the other side of the transaction, so if someone’s willing to buy it when you’re willing to sell it, absolutely. I mean, the marketplace will determine the price, though, at the end of the day.

Mike Mulligan :

And you’re doing a—kind of a barnstorm tour, right? You’re heading around the country presenting to people.

French:

Yeah, you know, I’m in the middle of Colorado somewhere right now, and we’re in the old John Madden cruiser. So we started in San Francisco, we’re doing a 12-city tour. We’ll actually be in Chicago on Sunday. We’re holding an open event to the general public at 7PM at the Lucky Strike in Chicago, so all are welcome to come by and hear a little presentation and ask my any question. Our goal is to educate the public on what we’re doing.

Brian Hanley:

Buck, thanks a ton, we appreciate your time.

French:

Yeah, thanks a lot, appreciate it.

* * * * *

Annex B

Transcript of the News Radio 850 KOA Broadcast with Dave Logan

MEDIA:	Radio
STATION:	News Radio 850 KOA
MARKET:	N/A
SHOW:	The Dave Logan Show
SUBJECT:	Fantex, Buck French

Dave 1:

Welcome back to the Dave Logan Show—5:39 at 850 KOA. Dave Kreiger, Dave Logan with you until 7 O’clock tonight. Buck French our next guest is the chief executive officer of Fantex which is a project to bring, essentially, the values of the stock market to athletics—invest in a player—invest in someone who you think their stock is going up in the world of sports and Buck joins us (static) Buck it’s Dave and Dave in Denver how are you doing?

French:

Good how are you guys doing?

Dave 1:

We’re doing well thank you and thanks for your time.

French:

Absolutely

Dave 1:

Give our listeners a kind of an overview, if you would, of what Fantex is all about.

French:

Sure, we’ve registered a security with the SEC to sell to the general public the stock that we’re offering at Fantex dot com right now, is linked to the value and performance of the brand of pro-bowl tight end, Vernon Davis’s San Francisco 49ers.

Dave 1:

Hmm, so what do you say? It’s linked to brand and performance how do you quantify both?

French:

So, we have signed a contract with Vernon Davis to acquire 10 percent of his future brand income, so things that make up his branding (inaudible) current and future NFL contracts, his current and future endorsements, appearance fees, his post career; should he go into broadcasting in his post career so, the contract really encapsulates for the most part his consumer brand. And we take that contract and create a security that we now are offering on Fantex dot com for people to reserve the reservations in the initial public offering of it.

Dave 1:

So, what does Vernon Davis get in exchange for giving you 10 percent of his future earnings?

French:

So, he receives 4 million dollars today for giving us the right, or selling us the right, I should say, for 10 percent of his future income stream.

Dave 1:

Well, how about former players? [Laughs]

French:

[Laughs] They- if we were around in the eighties you would’ve been a perfect candidate.

Dave 1:

Got too early on this deal—

French:

You know, you peaked, you peaked too early.

Dave 2:

Yeah, too soon—[Laughs]

Dave 1:

Yeah, story of my life—story of my life, Buck. Hey, let me

French:

Yes.

Dave 1:

• (inaudible) an individual might—makes the decision, “Hey, you know what I think the upside to Vernon Davis is significant and so I want to buy X number of shares.” How is the price point determined, with respect to what that number is?

French:

Yeah, so we’ve—every share is priced at 10 dollars per share and the way we derived this is we bas— look at Vernon Davis’s future brand income potential. What he could do based on those categories; current, future NFL contracts, post-career. Then we do discounted cash flow analysis, so we bring that back into present value, so for example our gross forecast for Vernon’s cash flow was 61 million and when we adjusted that for risk that brought it to a present value of 40 million today. And so, our goal as a company is to help build the brand of Vernon Davis such that we can actually do better than he would’ve done without us. That’s kind of our whole premise.

Dave 1:

Yeah, it’s 5:42—let me ask you this, Buck, how did it turn out to be Vernon Davis? Did you go through a bunch of possibilities because we’re just comin’ off the super bowl that we’d rather forget frankly but —

French:

Huh, yeah—

Dave 1:

• some of those guys on the Seattle side of the ball and, you know, I wonder about the stock of Russell Wilson or Richard Sherman or those guys. How many players did you consider and how much of it had to do with their receptiveness to your idea and how much of it had to do with your analysis of their career trajectory going from here?

French:

Sure so, our goal is to assign athletes across the world of sport so more football players, baseball, golf, ultimately get into entertainment. You know, what we’re looking for are individuals with, you know, multi-dimensions to their brand beyond being a great player. If you just want to focus on being a great player and not develop a brand beyond being an athlete, a professional athlete, nothing wrong with that but that’s not a great fit for us because ultimately our goal are for these brands to generate income when they’re done playing a sport. So, you know, there’s a cross the NFL, there’s a multitude of different players we would be interested in. Why Vernon now? Vernon is a multidimensional individual; varied interest beyond just football that we think we can build a lasting brand around and ultimately you know Vernon was excited to do it and saw this as an opportunity to help build his brand. So, it just happened to be serendipitous.

Dave 1:

Buck French the CEO Fantex and co-founder of Fantex holdings our guest. So, in essence—well let me ask you, do you, in essence, become this players’ agent, for lack of better term—you obviously want to grow his brand because you stand, you know, from an economic stand point, you stand to do quite well if that brand grows. So—

French:

Correct.

Dave 1:

• are you out tryin’ to create deals with him do you negotiate for him, with respect to potential post playing career—TV career how does that work?

French:

Yeah, so our goal is to really generate the awareness of the brand and the other attributes that are sustainable versus just, you know, the—what he does on the field Sunday will reinforce his athletic brand. Our goal is to generate the awareness beyond that, so we work hand in hand with his marketing team that he already has; who’s activating his brand but our goal, you know, traditional branding is to create the general awareness and the audience that, you know, becomes an advocate of the brand and then let the traditional sports marketing guys who are really about activating the brand to go about their business and do that. So, we work with the team.

Dave 1:

So, let’s get down to (inaudible) tax here. The reservation period for the Vernon Davis convertible tracking stock has already begun.

French:

Yup.

Dave 1:

First of all (inaudible) symbol and second of all when will it become available for Joe Schmo out here with his discount broker account to actually buy or sell share of this tracking stock?

French:

So, this is what’s very interesting and is that it’s available; I’ll use your words, to Joe Schmo, today. So, this is, you know, a very unique, in the sense that we’ve built this for the general public. You can’t buy this through your e-trade account or a fidelity account. You go to Fantex dot com which is a registered broker dealer and you set up your account there and we’re looking for, this isn’t for the institutional, I mean, they can participate if they want and set up a brokerage account but we really geared this for the general public at large. We think that if we can create a security that the general public wants that links to these brands or these athletes—we think the interesting aspect of—they become advocates for the brand as well because they’re tied to that cash flow stream or linked to that cash flow stream that’s associated with the athlete in this case, Vernon Davis. So, we absolutely—it’s open today for the general public, you know if you’re eighteen years or older here in Denver you can go and actually reserve your shares in the initial public offering which is somewhat unique; not normally do you get access like that to an IPO.

Dave 1:

Interesting, interesting, did you have to get clears from the NFL to do this or is that something that was not necessary?

French:

It’s not necessary. We certainly, we spoke with the NFL association because they, you know, deal with the players and they have been supportive of what we’re doing and so—but we didn’t have to talk the league. There’s nothing in the CDA that precludes a player from doing this.

Dave 1:

And you didn’t need to come up with a ticker symbol right? It’s not the—the or what would it—it wouldn’t be V.V. we hope, no, the F—

French:

[Laughs]

Dave 1:

(Inaudible) Vernon Davis (inaudible)

French:

No, we’re actually gonna—

Dave 1:

(Inaudible) symbol I take it.

French:

We will, it’s, Fantex Vernon Davis —is so we’re gonna use the player’s name as their ticker symbol. We’re not—there is a different ticker symbol that goes through the security—the SEC and the testing side of things but on our Fantex dot com the ticker symbol will be the athlete’s name; Fantex Vernon Davis, or I should say, the brands name.

Dave 1:

I just keep seeing former player, former player, former player, former player, flashing in front of my head. I don’t know what it means—

Dave 2:

What is Fantex, Dave Logan how does that strike you?

Dave 1:

Yeah, initial (inaudible)—

French:

Fantex Dave Logan, you know—

Dave 1:

(Inaudible) per share you can get a lot of shares for 4 cents a share—

French:

[Laughs]

Dave 1:

• because if future cash flow we’re talkin’ 30-40 dollars (inaudible)—

Dave 2:

Exactly right. Hey Buck—really interesting idea and one that is certainly unique we wish you a lot of success with this and we’ll check in and see how this thing is going down the line.

French:

Yeah, and for those who are interested, you know, I’m actually in Denver today. We’re doing an event at the Lucky Strike here at 7pm anyone—it’s open to the general public they want to come down ask me questions directly they’re more than welcome to come down.

Dave 2:

Sounds good, Buck, thanks for the time.

French:

Great, thank you, appreciate it.

Dave 2:

You bet—you bet.

French:

Bye.

Dave 2:

Buck French, CEO Fantex. I didn’t run down his—

Male Voice 1:

(Inaudible) thank you, Buck, have a good day.

French:

Thanks take care, bye.

Male Voice 1:

(Inaudible) Bye-bye

[Beeps]

* * * * *

Annex C

Transcript of the KVVU-TV interview with Jon Castagnino

MEDIA:	Television
STATION:	KVVU-TV
MARKET:	Las Vegas, NV
SHOW:	Sports Plus Sunday
SUBJECT:	Fantex, Buck French

Jon Castagnino, Host:

The NFL season is over, but now is the perfect time to invest back in it. That’s according to one company that has started selling stock in players. The company’s called Fantex. They signed a contract with 49ers’ tight-end Vernon Davis — and this is all legal — to sell 421,000 shares of Vernon to the public at ten dollars apiece. The company will use that money to build a brand around Vernon, expanding him to the point where he makes so much money that the public gets a return on their investment. The company holding an IPO event at the Paris back on Friday and they say Vernon is the right guy to partner with.

Buck French, CEO, Fantex:

An individual like Vernon Davis has a multi-dimensional attributes associated with his brand. He’s a philanthropist, an entrepreneur, an artist, and our goal is to help highlight those other attributes so that he can drive into a post-career with an audience that can continue to generate income.

Castagnino:

Very interesting…

* * * * *

Annex D

Transcript of the Comcast SportsNet Chicago interview with Ryan McGuffey

MEDIA:	Internet/Television
STATION:	CSNChicago
MARKET:	IL.-Cable
SHOW:	AT&T Uverse Lounge
SUBJECT:	Vernon Davis IPO

Ryan McGuffey, Host:

Inside the AT&T U-verse lounge, I’m Ryan McGuffey and I am with Fantex CEO Buck French and Buck, we’ve been talking a bit off camera about what Fantex is and what it can be and it’s just mind boggling — really - there’s just so much information to get. Vernon Davis is the guy you tied yourself to here with Fantex. Why don’t you explain the idea and premise is with Fantex.com is and we will go from there.

Buck French, Fantex CEO:

Sure so, for the first time the general public can go to Fantex.com and actually reserve shares in an IPO — an initial public offering. The securities that we’re offering are linked to the value and performance of Vernon Davis’ brand; specifically, the cash flow that that brand generates off of his current NFL playing contract, future NFL playing contracts, endorsements, appearance fees, even his post-career should be become a broadcaster.

McGuffey:

So, 421,000 shares are available for ten dollars each. Vernon Davis’ coming off of a 52-Catch, 850 yard, 13 touchdown season. At this point I’m pretty sure people know who Vernon Davis is at this point. He’s one of those guys you target, not just — if the Bears were playing, Vernon Davis — he’s the weapon you go out for — but in fantasy, I can’t wait to get to Vernon Davis. He’s the guy everybody knows. With seasons like 850 yards, and 13 touchdowns — even though 13 touchdowns is a career high — these aren’t abnormal for guys like Vernon Davis, which is why you guys have hooked your horns to him.

French:

Yeah, we think Vernon is not only a pro-bowl tight-end, an elite NFL player, but more importantly he is a multi-dimensional individual in brand. When we look at the ability to acquire an interest in his future cashflow streams associated with his brand, that ability to potentially have a post-career really interests us in Vernon. Beyond just his great play.

McGuffey:

So, for the viewers out there, can you explain how this works, because he is a free agent after the 2015 season and he’s in the midst a six-year 42.5 million dollar deal — where 23 of that is guaranteed. Let’s say he plays out that contract has successful years - like he did this year — signs another — let’s just call it a 25 million dollar guaranteed contract - and I bought in five shares at ten dollars, 5 shares at ten dollars a share, how does that help me down the line?

French:

So, ultimately these shares are linked to the underlying cashflow that his brand generates. So, a huge part of that, obviously, is his NFL playing contracts. And so, as he generates more income through the NFL, that accrues value for the shareholders of the Fantex-Vernon Davis series. So, we do believe he will sign — we forecasted that he would sign — another contract when his current one is up.

McGuffey:

The great thing about this is that everyone is always looking to make money somehow/someway, whether it’s in the stock market, IPOs, or whatever you’re say — 401ks.. Everyone is always looking for that extra edge. This kind of gives, you know, Johnny Football, at home, the guy at home on his couch looking to kind of give — this gives you the ultimate make some extra bang for your buck down the line. It’s so interesting to me, how do you get other athletes to buy into Fantex?

French:

Sure, I think when we’ve seen interest across the world of sport and our goal is to sign other athletes. We started with the NFL because it’s purely the number one sport in America, as well as the number one fantasy sport. The reception from the athlete community has been very positive.

McGuffey:

You’ve talked about Vernon Davis being in Sochi right now, because he’s already looking post-playing career, and in the NFL — you never know — it’s not for long, they call it; but, a guy like Vernon Davis is a smart guy — he’s looking down the line and, not just football broadcasting, but he’s at the Olympics learning some of the rules of the road, I guess, maybe even with Bob Costas down there. But, how does that help if you are on Fantex.com, you buy five shares and you’re buying for the brand of Vernon Davis, how does that help his brand?

French:

So his post-career consumer brand is incorporated into the contract we signed with him. So, if he generates cashflow in his post-career by becoming a broadcaster that would accrue to the benefit of the shareholders of his security.

McGuffey:

Alright Buck, explain to everybody just one more time, if you want to get in right now, do you go to Fantex.com or how does it happen?

French:

So right now you can go to Fantex.com and you can actually reserve your shares today in the initial public offering of Fantex Vernon Davis.

McGuffey:

This is the next big thing folks, you better get in. It’s Fantex CEO Buck French and I’m Ryan McGuffey. This has been the AT&T U-Verse Lounge.

* * * * *

Annex E

Transcript of the WZOH-FM The Game interview with Archie Madness and Matt Finkes

MEDIA:	Radio
STATION:	WZOH-FM
MARKET:	Columbus, OH
PROGRAM:	The Fn’A Show
SUBJECT:	Fantex, Buck French

Archie Madness:

Ah, we’ve been talking about this all morning long and he joins us now from Fantex, it would be Buck French.

Hey Buck, what’s up?

French:

Hey, how are you all doing?

Archie Madness:

We’re good, we’re good, Buck. Now, the Fantex IPO roadshow is at Eddie George’s Grill. That will be at seven o’clock tonight. Buck, get us caught up with exactly what you guys have and what people can get involved with.

French:

Sure, so it’s the first time that the general public has a chance to fully participate in an initial public offering. You can go to Fantex.com and actually reserve shares today in Fantex Vernon Davis. This is a security that’s linked to the underlying cash flow of Vernon Davis’ brand, with like his playing contracts, endorsement, post-career if he becomes a broadcaster. So that’s really—we’re out on the road today, you know we’re actually for two weeks going out and meeting people and letting them as us questions if they like.

Matt Finkes:

But the one question I have in this is, umm, you know, I’m looking through this, I’m reading the financial analysis, I’m looking through the prospectus, and it all—I mean, you know it looks on the surface well done. Is this an actual investment for people or are they buying, kinda like the Green Bay Packers where you’re getting a stock certificate, you’re a fan of Vernon Davis, you hang it on your wall and it’s more of a memorabilia thing than it is an actual investment.

French:

Nope, this is an actual investment, it’s a registered security and you know, the security is linked to the cash flow that Vernon Davis generates off of his brand. And our intention is to, as we collect the cash from Vernon Davis to actually pay out portions of it as a dividend to the shareholders, so it’s a real investment.

Archie Madness:

And we’ve got Buck French from Fantex with us now and they’ll have their roadshow at the Eddie George Grill in Columbus tonight at seven o’clock.

Alright so, Vernon Davis, what’s—you know, I don’t need to tell you who my team is but Vernon Davis does nothing for me. So what about these other players? How’s this all gonna—how’s this all gonna play out and how do you get permission, or do the guys come to you? How does this all work?

French:

Yeah, so our goal is to sign athletes, not just NFL players but across the world of sports. We work with the athletes and, you know, it’s a joint decision, we have to be interest and think their brand has long term potential. And the athlete obviously wants to—has to want to work with us.

Matt Finkes:

And Buck, the money goes to the athletes up front and then the—are the people paid on the current contracts or just on future earnings?

French:

So, we basically forecast out what their current and future gross income might be and we value that in present value terms and we pay them based on a successful offering on that valuation. So for example, Vernon Davis we valued at $40 million, so we’re acquiring ten percent of his future income stream for $4 million and we’ll pay Vernon upon a successful completion of this public offering.

Archie Madness:

Now tonight at Eddie George’s at seven o’clock what can people do?

French:

Yeah, so it’s open to the general public, as I said earlier, this initial public offering is available to anyone who’s eighteen years or older that qualifies in their state and you can go to Fantex.com and reserve shares, and come down to Eddie George’s Grill tonight at seven and I’m happy to answer any questions to anyone.

Archie Madness:

There you go, from Fantex that is Buck French.

Ah, Buck we’ll go ahead and pass along the information throughout the morning and thanks for taking the time man.

French:

Hey, thank you, appreciate it.

Archie Madness:

There you go. Alright, there’s Buck French.

* * * * *